UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INCYTE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INCYTE CORPORATION

1801 Augustine Cut-Off

Wilmington, DE 19803

(302) 498-6700

Supplement to Proxy Statement for

Annual Meeting of Stockholders

to be held on April 26, 2019

This supplement, dated April 22, 2019, supplements the definitive proxy statement (the “Proxy Statement”) of Incyte Corporation (the “Company”) filed with the Securities and Exchange Commission on March 21, 2019, relating to the Company’s Annual Meeting of Stockholders to be held on April 26, 2019. The purpose of this supplement is solely to correct the last sentence under the heading “Other Matters — Section 16(a) Beneficial Ownership Reporting Compliance” on page 86 of the Proxy Statement, which is corrected to read as follows:

“Based on our review of the copies of such forms received by us, or written representation from certain reporting persons, we believe that all of the filing requirements for such persons were satisfied for 2018, except for Form 4 filings for each of Jean-Jacques Bienaimé, Paul A. Brooke, Wendy L. Dixon and Jacqualyn A. Fouse that were due on April 2, 2018 and were filed on April 3, 2018 relating to 174, 285, 195 and 150 shares, respectively, issued on March 29, 2018 pursuant to their existing elections to receive fully vested shares of restricted stock in lieu of quarterly director retainer fees, as described under “Compensation of Directors — Cash Compensation” on page 24.”